Exhibit 99.1

       ALOK MOHAN APPOINTED CHAIRMAN OF TECHTEAM GLOBAL BOARD OF DIRECTORS

SOUTHFIELD, Mich., July 7 /PRNewswire-FirstCall/ -- TechTeam Global, Inc., (Nasdaq: TEAM), a global provider of information technology (IT) and business process outsourcing services, today announced the appointment of Alok Mohan as Chairman of its Board of Directors on June 23, 2006. Mohan was a member of the unity slate developed by the Company and Costa Brava Partnership III, L.P., a Boston, Massachusetts-based private investment fund and one of TechTeam's largest shareholders.

"Mr. Mohan is an outstanding leader in the technology industry, and we are fortunate to have him as Chairman of the TechTeam Board," said Chris Brown, President and Chief Executive Officer. "Alok's strong knowledge of technology, combined with his financial experience, will be an invaluable asset to our management team and shareholders. I look forward to gaining his insights as we continue our work -- implementing new discipline across the company and leveraging new opportunities within our marketplace."

Mr. Mohan served as Chief Executive Officer of Santa Cruz Operations, Inc. ("SCO") from July 1995 until April 1998, when he was appointed the company's Chairman of the Board. He served as Chairman of SCO until May 2001, when a portion of SCO's assets was sold to Caldera International, Inc. He continued as Chairman of the Board of Directors of the remaining business, which was renamed Tarantella, Inc., until it was sold to Sun Microsystems Inc in 2005.

Prior to joining SCO, Mr. Mohan was employed with NCR Corporation ("NCR"), where he served as Vice President of Strategic Planning and Controller and Vice President and General Manager of the Workstation Products Division. Mr. Mohan is Chairman of the Board of Directors of Rainmaker, Inc. ("RMKR"). He also currently serves on the Board of Directors of Crystal Graphics, Inc. and Stampede Technologies, Inc.

In addition to Mr. Mohan, the following individuals were elected to the Company's Board of Directors at the Annual Meeting of Shareholders on June 14, 2006: William C. Brown, TechTeam's President and Chief Executive Officer; Kent Heyman, Chairman of the Board and Chief Executive Officer of Powerhouse Technologies Group, Inc.; General John P. Jumper (USAF Ret.), former Chief of Staff of the United States Air Force; James A. Lynch, Managing Director of Draper Atlantic; James G. Roche, Director of Orbital Sciences Corporation and former Secretary of the United States Air Force; Andrew R. Siegel, Senior Vice President at Roark, Rearden & Hamot Capital Management LLC; and Richard R. Widgren, Vice President Finance, Treasurer, and Chief Financial Officer of Urban Science, Inc.

TechTeam Global, Inc. is a worldwide provider of IT and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies, and government entities. TechTeam's ability to integrate computer services into a flexible, total single-point-of-contact (SPOC) solution is a key element of its success. Partnerships with some of the world's best-in-class corporations provide TechTeam with unique expertise and experience in providing IT support solutions, including IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. For information about TechTeam Global, Inc. and its outstanding services call (800) 522-4451 or visit http://www.techteam.com . TechTeam's common stock is traded on the Nasdaq Global Market under the symbol "TEAM."

Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly and Herndon, Virginia; Portsmouth, Rhode Island; Bethesda and Germantown, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

SOURCE  TechTeam Global, Inc.
    -0-                             07/07/2006
    /CONTACT: William C. Brown, President and Chief Executive Officer, wcbrown@techteam.com , or Marc J. Lichtman, Vice President, Chief Financial Officer, and Treasurer, marc.lichtman@techteam.com , both of TechTeam Global, Inc., +1-248-357-2866/
    /Web site:  http://www.techteam.com /
    (TEAM)